Exhibit 10.5

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”), dated as of the effective date (the “Effective Date”) set forth on Schedule 1 hereto (“Schedule 1”), by and among the corporation identified as the “Company” on Schedule 1 hereto (the “Company”), CSC Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent”), and the entity herein identified as the “Placement Agent” on Schedule 1 hereto (the “Placement Agent”).

WHEREAS, the Company has offered to certain investors (the “Purchasers”), pursuant to a Securities Purchase Agreement dated as of the date hereof by and among the Company and the Purchasers, as may be subsequently amended or restated (the “SPA”), (i) in a registered direct offering (the “Registered Direct Offering”) the subscription and sale of shares of common stock par value $0.0001, of the Company (the “Common Stock”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) in a concurrent private placement (the “Private Placement” together with the Registered Direct Offering, the “Offering”) the issuance of (a) shares of Common Stock, (b) pre-funded warrants to purchase shares of Common Stock, and (c) common stock purchase warrants to purchase shares of Common Stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder (such securities in (i) and (ii), collectively the “Securities”); and

WHEREAS, the Offering is being made on a reasonable best efforts basis to “accredited investors,” as such term is defined in Rule 501 of Regulation D as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act; and

WHEREAS, the Placement Agent has been named as the exclusive placement agent in connection with the Offering in accordance with the terms of the engagement letter dated as of September 23, 2026 by and between the Company and the Placement Agent; and

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Appointment. The Company and the Placement Agent hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.    Escrow Fund. On or before the closing of the purchase and sale of the Securities in accordance with the terms of the SPA (the “Closing” and such date of Closing, the “Closing Date”), each Purchaser participating therein will deliver not less than the full purchase price for the Securities (the “Purchase Price”) subscribed for by such Purchaser by wire transfer of immediately available funds, at such Purchasers’ election, either (a) directly to the Company or (b) pursuant to the wire transfer instructions set forth on Schedule 2 hereto, to the non-interest bearing account of the Escrow Agent referenced on Schedule 2 hereto (the “Escrow Deposit”). For clarity, the Escrow Deposit does not include the funds for the purchase price sent by a Purchaser directly to the Company. The Escrow Agent shall hold the Escrow Deposit, subject to the terms and conditions hereof. The Escrow Agent has no responsibility for (i) monitoring subscriptions funded directly to the Company; (ii) determining whether all investors have funded; (iii) collecting unfunded subscriptions; or (iv) verifying the aggregate amount raised. The Escrow Agent only controls and is responsible for funds actually deposited into the escrow account.

3.    No Investment of Escrow Deposit. During the term of this Escrow Agreement, the Escrow Deposit shall not be invested by the Escrow Agent and shall be retained as cash in the escrow account. No interest shall accrue on the Escrow Deposit for the benefit of the Company, the Placement Agent or any Purchaser. The Escrow Agent may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is directed not to invest, and deposits awaiting investment direction or received too late to be invested overnight in previously directed deposits.

4.    Disposition and Termination. The Company and the Placement Agent agree to notify the Escrow Agent in writing of any valid revocations by a Purchaser of its intent to purchase Securities. Additionally, in the event the Offering is terminated prior to the Closing, the Company and the Placement Agent agree to notify the Escrow Agent. The Escrow Deposit shall be released only as follows:

(i)    Release of Escrow Deposit upon the Closing. Prior to the Closing, the Company and the Placement Agent shall deliver to the Escrow Agent written instructions executed by a duly authorized executive officer of the Company and the Placement Agent (“Instructions”), which Instructions shall provide the day designated as the Closing Date, and shall specify the payment instructions, including the address and tax identification number of each payee of the Escrow Deposit, including with respect to placement fees that may be disbursed to the Placement Agent or to any other selected dealer with respect to the Offering. Further, the Instructions shall include an acknowledgement and agreement from the Company and the Placement Agent that as of the Closing Date, the conditions to Closing as set forth in the SPA and other transaction documents (the “Closing Conditions”) have been or will be fully satisfied or duly waived. The Instructions shall not be effective and the Escrow Agent shall not release funds unless the Escrow Agent receives such Instructions signed by a duly authorized executive officer of the Company and the Placement Agent verifying that the Closing Conditions have been met or duly waived. The Company and the Placement Agent shall not unreasonably withhold, condition or delay its execution of Instructions once the Closing Conditions have been satisfied or waived. The Escrow Agent shall, at the time and in accordance with the payment instructions specified in the Instructions, deliver the Escrow Deposit (without interest).

(ii)    Release of Escrow Deposit on Termination of Offering. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of the Company and the Placement Agent, indicating that the Offering has been terminated prior to the Closing and designating a termination date, the Escrow Agent shall return to each Purchaser, the Purchase Price (without interest and deduction) delivered by such Purchaser to the Escrow Agent. The Company and the Placement Agent shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Purchaser whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than five (5) days following receipt by the Escrow Agent of such delivery instructions).

(iii)    Return of Escrow Deposit on Rejection of Purchase. In the event the Company determines it is necessary or appropriate to reject the purchase of any Purchaser for whom the Escrow Agent has received an Escrow Deposit, the Company shall deliver written notice of such event to the Escrow Agent and the Placement Agent, and the Placement Agent shall provide the Escrow Agent with the time and payment instructions, including the address and tax identification number of each payee, for the return to such Purchaser of the Purchase Price delivered by such Purchaser. The Escrow Agent shall deliver such funds (without interest and deduction) pursuant to such written notice.

(iv)    Return of Escrow Deposit on Revocation of Purchase. In the event that the Escrow Agent shall have received written notice executed by a duly authorized executive officer of the Company and the Placement Agent, indicating that any purchase has been revoked prior to the Closing, pursuant to the SPA, the Escrow Agent shall return to such revoking Purchaser, the Purchase Price (without interest and deduction) delivered by such Purchaser to the Escrow Agent. The Placement Agent shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Purchaser whose Purchase Price the Escrow Agent is to deliver pursuant to this Section (but in no case shall the Escrow Agent deliver such Purchase Price more than five (5) days following receipt by the Escrow Agent of such delivery instructions).

(v)    Return of Oversubscription Funds. In the event that the funds deposited into escrow exceed the purchase price for the Securities subscribed for pursuant to the SPA (“Excess Subscription Funds”), and the Escrow Agent shall have received written notice executed by a duly authorized executive officer of the Company and the Placement Agent, indicating the amount of the Excess Subscription Funds, the Escrow Agent shall return to each such Purchaser, the Excess Subscription Funds (without interest and deduction) delivered by such Purchaser to the Escrow Agent. The Placement Agent shall provide the Escrow Agent with time and payment instructions, including the address and tax identification number of each payee, for each Purchaser whose Excess Subscription Funds are to be delivered pursuant to this Section (but in no case shall the Escrow Agent deliver such Excess Subscription Funds more than five (5) days following receipt by the Escrow Agent of such delivery instructions).

(vi)    Delivery Pursuant to Court Order. Notwithstanding any provision contained herein, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Deposit in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be reasonably satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

Upon delivery of all of the Escrow Deposit by the Escrow Agent this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5.    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due to it including the Escrow Deposit. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to the Company or the Placement Agent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it, at its sole cost. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.    Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving twenty (20) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Company and the Placement Agent may jointly remove the Escrow Agent upon ten (10) days' written notice to the Escrow Agent specifying a date when such removal shall take effect. No such resignation or removal shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Company and the Placement Agent shall use their reasonable best efforts to obtain a successor escrow agent within twenty (20) days of the Company's receipt of such notice of resignation or the delivery of such notice of removal, as applicable. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor escrow agent authorized to do business in the relevant jurisdiction. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon such acceptance, the Escrow Agent shall promptly deliver the Escrow Deposit, less any amounts withheld in accordance with this Section 6, to the successor escrow agent, and the Escrow Agent shall thereupon be discharged from any further duties and liability under this Escrow Agreement. The Escrow Agent shall have the right to withhold an amount equal to any amount due and payable to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7.    Fees. The Company agrees to pay the Escrow Agent upon the Closing and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 4 hereto. Fees shall be paid from the Escrow Deposit at Closing as set forth in the Instructions. In no event shall any fees be deducted from funds returned to Purchasers. In the event that the Offering is terminated prior to the Closing, the Company agrees to pay the Escrow Agent the fees as described in Schedule 4 hereto.

8.    Indemnity. The Company shall indemnify and save harmless the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”) from all loss, liability or expense (including the reasonable attorneys’ fees and expenses of the Escrow Agent) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any Indemnitee to the extent that such loss, liability or expense is due to the fraud, knowing violation of law, gross negligence or willful misconduct of any of the Indemnitees, or (ii) its following any instructions or other directions from the Company or the Placement Agent, except to the extent that its following any such instruction or direction is in violation of the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9.    TINs. The Company and the Placement Agent represent that its correct Tax Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth in Schedule 1 hereto, to the extent applicable. Unless otherwise indicated in writing by the Company and the Placement Agent, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Company and the Placement Agent, and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by each of the Company and the Placement Agent, solely as to itself and as applicable, including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Compliance Act (“FATCA”). The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Deposit. The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

10.    Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i)    upon delivery if delivered personally or upon confirmed transmittal if by facsimile or e-mail;

(ii)	on the next Business Day (as defined herein) if sent by overnight courier;

or

(iii)    four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 hereto or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 hereto is authorized or required by law or executive order to remain closed.

11.    Security Procedures. In the event funds transfer instructions are given including but not limited to the Instructions (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent shall seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agent to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12.    Confidentiality. The Escrow Agent shall keep confidential, and shall not disclose to any third party, the terms of the Offering, the identity of the Purchasers, the amount of any Escrow Deposit and any other non-public information relating to the Company, the Placement Agent, Purchasers or the Offering received by it in connection with this Escrow Agreement (collectively, "Confidential Information"), and shall use Confidential Information solely to perform its duties hereunder; provided that the Escrow Agent may disclose Confidential Information (i) to its affiliates and its and their directors, officers, employees, agents, auditors and counsel who need to know such information to perform the Escrow Agent's duties hereunder and are bound by confidentiality obligations no less protective than those set forth herein, (ii) to the extent required by applicable law, regulation, court order, legal process or the request of any governmental, regulatory or self-regulatory authority, including in connection with its compliance with Applicable Law (as defined below), and (iii) to the extent such information is or becomes publicly available other than through a breach of this Section by the Escrow Agent. In the case of clause (ii), except in connection with routine regulatory examinations, the Escrow Agent shall, to the extent legally permitted, give the Company and Placement Agent prompt written notice of any such required disclosure. The Escrow Agent shall not use the name, trademarks or logos of the Company, or refer to the Company, the Offering or this Escrow Agreement, in any advertising, marketing, client list, press release or other public communication without the prior written consent of the Company.

13.    Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.    Patriot Act Compliance. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify customers (“Applicable Law”), the Escrow Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, each party hereto agrees to provide to the Escrow Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Escrow Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify such party such as organizational documents, certificates of good standing (where applicable), licenses to do business or other pertinent identifying information. Each party hereto understands and agrees that the Escrow Agent cannot open the Escrow Deposit unless and until the Escrow Agent verifies the identities of the parties in accordance with its CIP.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

CSC DELAWARE TRUST COMPANY AS ESCROW AGENT

By:	/s/ Matthew Bellucci
Name:	Matthew Bellucci
Title:	Vice President

COMPANY: HYDROFARM HOLDINGS GROUP, INC.

By:	/s/ William Toler
Name:	William Toler
Title:	Chief Executive Officer

PLACEMENT AGENT: THINKEQUITY LLC

By:	/s/ Eric Lord
Name:	Eric Lord
Title:	Head of Investment Banking

Schedule 1

Schedule 2

Schedule 3

Schedule 4